Collaboration and Assignment Agreement


         THIS Collaboration and Assignment Agreement is made effective as of this 7th day of March, 1995 by and among Daniel Schuman, M.D., an individual practicing surgical medicine and residing at 3790 King's Way, Boca Raton, Florida 33434, (hereinafter referred to as "Schuman"); The AMERICA Charitable Fund, a tax-exempt public institution having a place of activity at Boca Raton, Florida (hereinafter referred to as "AMERICA"); and Surgical Laser Technologies, Inc., incorporated under the law of the State of Delaware and having its principal place of business at 200 Cresson Boulevard, Oaks, Pennsylvania 19456 (hereinafter referred to as "SLT").

                                   WITNESSETH:

         WHEREAS, Schuman is the Medical Director for AMERICA, a public charity having as one of its missions and purposes the education of surgeons and other health-care providers in surgical and medical techniques that will relieve human suffering;

         WHEREAS, Schuman is also the inventor and owner of the entire right, title and interest in and to the invention of the device and the surgical technique employing "laserized" water and has taken steps to gain patent protection to the same under U.S. Patent No. 5,333,603 and U.S. Patent Application Nos. 07/841,053, now abandoned, CIP 08/0088,247 and FWC 08/123,697, and subsequent related applications;

         WHEREAS, SLT is principally engaged in the business of designing, developing, manufacturing and marketing surgical lasers and associated surgical fiber optic delivery systems for use in Contact Laser(TM) surgery, and holds proprietary technology which may be necessary for practice of the invention;

         WHEREAS, Schuman and SLT have collaborated in the promulgation and furtherance of the subject invention and wish to collaborate more closely in the future under the aegis of AMERICA;

         WHEREAS, in aid of such collaboration, SLT desires to obtain, and Schuman desires to grant, an assignment of the subject invention, and further Schuman desires that part of his continuing financial interests in the subject invention, as hereby assigned, should inure to the benefit of AMERICA, and AMERICA wishes to receive such interests as a donation toward the fulfillment of its mission and purpose; and

         WHEREAS, no other parties, save for Schuman, SLT and AMERICA, have any interest in or claim to the subject matter of this Agreement, and no other parties, save for Schuman, SLT and AMERICA, should be made part of this Agreement.


                                   Agreements:

         NOW THEREFORE, in consideration of the mutual covenants and mutual obligations hereinafter contained, the parties hereto have agreed and do by these presents agree as follows:

         1. Definitions. The following terms have the following meanings for the purposes of this Agreement unless otherwise clearly required by context:

            (a) Schuman Invention. The term "Schuman Invention" as used herein shall mean that invention, including as embodied in devices or methods, that is set forth in U.S. Patent 5,333,603 and U.S. Patent Application Nos. 07/841,053 and 08/123,697, and any re-issues, continuations, continuations-in-part, or divisionals of any such patent applications or patent, except to the extent that Schuman may have already assigned or licensed any of his interest in the same as set forth on Exhibit A.

            (b) Patent Rights. The term "Patent Rights" as used herein shall mean any and all rights in and to United States and foreign patent applications, or patents, and in and to the inventions described therein, which Schuman now owns or controls, or shall hereafter own or control during the Term of this Agreement, relating to the Schuman Invention, including but not limited to said U.S. Patent No. 5,333,603 and U.S. Patent Application Nos. 07/841,053 and 08/123,697, and any reissues, continuations, continuations-in-part or divisionals thereof, as well as any and all Improvements which Schuman or SLT may now own or hereafter make, invent or acquire during the Term of this Agreement.

            (c) Schuman Tip. The term "Schuman Tip" as used herein shall mean any probe tip for use only with an operatively associated laser fiber delivery system, as used in the Field of Use in the Territory. The term "Schuman Tip" shall include without limitation surgical tips of the type shown in said U. S. Patent No. 5,333,603 and U. S. Patent Application Nos. 07/841,053 and 08/123,697 and Improvements thereof. By way of example, SLT has provided to Schuman certain of its Contact Laser(TM) flat tips as labeled for use in using "laserized" water surgery.

            (d) Improvements. The term "Improvements" as used herein shall mean, for uses within the Field of Use identified below: (i) new developments or enhancements of Schuman Tips and methods of using Schuman Tips; (ii) developments that are equivalent or substantially equivalent to the tips of the type shown in U. S. Patent No. 5,333,603 and U. S. Patent Application Nos. 07/841,053 and 08/123,697 and any reissues, continuations, continuations-in-part or divisionals thereof; and (iii) developments concerning apparatus or processes for producing Schuman Tips.

            (e) Technical Information and/or Know-How. The expression "Technical Information and/or Know-How" as used herein shall mean engineering drawings and data, test records and production data which is now or hereinafter owned or acquired by Schuman or SLT relating to Schuman Tips, to the practical embodiment of the products and processes assigned hereunder and to the methods, tools and equipment developed and/or used in connection with the manufacture and/or use thereof.

            (f) Territory. The term "Territory" as used herein shall mean all of the countries of the world including, without limitation, the United States of America, its territories and possessions.

            (g) Field of Use. The term "Field of Use" as used herein shall mean medical, surgical, dental and veterinary uses and applications, but shall not extend to industrial or other uses or applications.

            (h) Schuman Trademark. The term "Schuman Trademark" as used herein shall mean the term "Schuman" where used as a trademark, whether registered or not, or as a servicemark, whether registered or not.

         2. Collaboration Obligations.

            (a) SLT shall use its reasonable diligent efforts to commercially exploit the Schuman Tips. Such efforts may include, but shall not be limited to, support of professional symposia and/or dealings with National Medical Enterprises. SLT shall control all aspects of manufacturing, sales and marketing of the assigned Patent Rights. SLT shall seek suitable marketing clearances for the Schuman Tips.

            (b) In aid of SLT's development and exploitation obligations under
Section 2(a), Schuman shall collaborate and consult with SLT and provide services of research and preceptorship, requested on a reasonable basis by SLT and as reasonably available by Schuman.

            (c) Schuman further agrees that during the Term of the Agreement, he will not engage in the design or development of any Schuman Tip or Improvement thereof for any competitor of SLT. SLT shall have a right of first offer from Schuman for any product that, though it is not a Schuman Tip or Improvement, functions in a manner similar to and competitive with that found within the Schuman Invention. SLT shall have sixty (60) days from the date of such offer in which to evaluate Schuman's product and offer; if SLT declines or fails to accept such offer, Schuman may offer the product to other parties on terms no more favorable than those offered to SLT.

            (d) In further aid of SLT's development and exploitation obligations under Section 2(a), and in furtherance of its own mission to foster the education of surgeons and other health-care providers in surgical technique, AMERICA shall make available for use by SLT its facilities at Boca Raton.

         3. Assignment of Schuman Rights. In furtherance of the aims of collaboration among the parties to this Agreement during the term hereof:

            (a) Schuman hereby assigns to SLT, on the terms and conditions hereinafter set forth, the sole and exclusive right, title and interest in and to the Schuman Invention, the Patent Rights, the Schuman Tips and Improvements thereon within the Field of Use in the Territory, and SLT hereby grants to Schuman a personal royalty-free non-exclusive license to make and use, but not to sell, devices covered by Schuman Invention. Such assignment shall further encompass the right to use Technical Information and/or Know-How for the purpose of manufacturing, marketing and commercially exploiting said Schuman Invention. Such assignment shall be evidenced to the U.S. Patent and Trademark Office and similar patent agencies in an assignment in the form substantially as set forth in Exhibit B.

            (b) In the event that Schuman has previously licensed, assigned or otherwise agreed to share some of his rights in the Schuman Invention, as set forth in Section 1(a), and the same may become free and available to SLT for assignment hereunder, then SLT shall have a right of first refusal to the same, for the same economic terms as specified in Exhibit A.

            (c) Schuman agrees to endorse to Boca Sinus Group, Inc. that it should negotiate in good faith with SLT for the assignment of its rights in the Aqualaser Trademark. Schuman shall support the following terms of negotiation:
(i) that SLT shall have an exclusive worldwide royalty-free right to use the Aqualaser Trademark in sales of Schuman Tips and other products using the Schuman Invention; (ii) that in addition to and distinct from the rights set forth in 3(c)(i), SLT shall have an exclusive worldwide right to exploit the Aqualaser Trademark for licensing to third parties; (iii) that SLT and Schuman shall collaborate in the exploitation of such third party licenses; (iv) that Boca Sinus Group, Inc. shall first recover its registration costs for the Aqualaser Trademark from revenues from such exploitation and thereafter it and SLT shall share the profits from such exploitation equally ("Trademark Profits"); and (v) that SLT shall have sole rights to manage, enforce and defend the Aqualaser Trademark.

         4. Payments Under the Agreement. In consideration for the grant under
Section 3(a) and in furtherance of the mission and purpose of AMERICA, SLT agrees that it will make payments to Schuman, or his nominees (which may be a trust established by Schuman or, in suitable cases may be public charities including AMERICA), and to AMERICA in furtherance of its educational mission, during the Term of this Agreement, in the following amounts and according to the following terms:

            (a) Reimbursement to Schuman. SLT shall make an initial payment of fifteen thousand dollars ($15,000.00) to Schuman, due and payable within thirty
(30) days of the execution of this Agreement, as reimbursement to Schuman toward previous outlays in attempting to secure Patent Rights in the Schuman Invention.

            (b) Facility Fee.

                (i) SLT shall pay a facility fee to AMERICA for the availability of the AMERICA facility under Section 2(d). There shall be no facility fee in the calendar year 1995. In subsequent calendar years, an annual facility fee of thirty thousand dollars ($30,000.00), payable in quarterly installments, shall be due to AMERICA, except that in the final year of the Term of this Agreement, the facility fee shall be pro-rated according to the number of months in such final year. The facility fee shall entitle SLT to six (6) two-day occasions of scheduled use of the facility. Such facility fee shall be payable whether or not SLT uses the facility.

                (ii) Notwithstanding Section 4(b)(i), if the method patent referred to in Section 7(a) is denied issuance by the U.S. Patent and Trademark Office and the Board of Patent Appeals upholds that denial, then the annual facility fee payable hereunder shall be fifteen thousand dollars ($15,000.00)

                (iii) If, however, notwithstanding Sections 4(b)(i) and 4(b)(ii), AMERICA should be legally absolved of its duty to make its facility available to SLT (e.g. AMERICA becomes bankrupt), then SLT shall no longer be obligated to pay the facility fee. In such event, the provisions of Section 4(c)(iv) shall no longer apply.

            (c) Unit-Earned Contributions. During the Term of this Agreement, SLT shall pay to Schuman, or his nominees, Unit-Earned Contributions, based upon the sale of Schuman Tips or other products covered by claims in Patent Rights or patent applications using the Schuman Invention.

                (i) Unit-Earned Contributions shall be computed as follows:

Form of Schuman Tip                            Unit-Earned Contribution

Schuman Tips discrete from the delivery        3% of the actual sales price of
system, or other discrete products,            each tip or other discrete
covered by claims in Patent Rights             product
or patent applications using the
Schuman Invention.


Schuman Tips integrated to the delivery        3% of that portion of the sales
system or other products integral to           price of the delivery system
another product-item, covered by claims        or product-item that is
in Patent Rights or patent applications        attributable to the Schuman Tip,
using the Schuman Invention.                   or integral product figured on a
                                               relative (fiber-tip or product/
                                               product-item resp.), cost basis
                                               but not more than the comparable
                                               sales price of a discrete tip or
                                               product-item as described above


                (ii) Unit-Earned Contributions shall be payable over the life of any patent that may issue as a Patent Right at the rate provided in Section 4(c)(i). However, if the method patent referred to in Section 7(a) is denied issuance by the U.S. Patent and Trademark Office and the Board of Patent Appeals upholds that denial, or such patent, if issued, should be found to be invalid, then Unit-Earned Contributions payable under Section 4(c) as to Schuman Tips or any other product shall be payable thereafter over the remainder, if any, of the first ten (10) years of the Term at the reduced rate of 1.5%. If SLT elects to extend the Term under Section 5(b), then the rate shall continue to be 1.5%.

                (iii) Unit-Earned Contributions shall be paid within thirty (30) days following each calendar quarter along with a detailed statement to Schuman in support of the computation so made.

                (iv) Notwithstanding the foregoing of this Section 4(c), Unit-Earned Contributions shall be payable for a given quarter only if and to the extent that the Unit-Earned Contributions earned under Section 4(c) through the calendar year up to the end of the applicable calendar quarter exceed the pro-rated, earned facility fee under Section 4(b).

            (d) Election for Reversion and Non-Exclusivity.

                (i) In the event that SLT finds the payment of the facility fee under Section 4(b) to be burdensome, then SLT may elect to cause the assignment of rights hereunder to revert to Schuman, retaining however a non-exclusive license in the Schuman Invention, Patent Rights (if the negotiations set forth in Section 3(c) are successful), Schuman Trademark, Schuman Tips and Improvements. SLT must give notice of this election within ninety (90) days of the end of the calendar year. In the event of such an election, Schuman may then license, on a non-exclusive basis, similar rights to other licensees. See, however, Section 4(d)(iii).

                (ii) By virtue of an election under Section 4(d)(i), SLT shall no longer be obliged to pay the facility fee under Section 4(b); should SLT desire to use the facility under Section 7(d), then SLT shall pay the prevailing rate to AMERICA. SLT shall not be relieved, by such election, of its obligation to pay Unit-Earned Contributions under Section 4(c) to Schuman. Upon any such election, SLT's financial liability to Schuman shall be no greater than that of any other licensee of Schuman. See, however, Section 4(d)(iii).

                (iii) Notwithstanding the foregoing Sections 4(d)(i) and 4(d)(ii), SLT shall not be permitted to make an election under Section 4(d)(i) in the first five (5) calendar years of this Agreement, commencing with the calendar year beginning January 1, 1996.


            (e) Audit Rights.

            Schuman shall have the right to designate an accountant, reasonably acceptable to SLT, to audit SLT's records, ledgers and accounts from time to time. However, no more than one such audit shall be required of SLT within any calendar year; such an audit of the records for any calendar year must be initiated within eighteen (18) months of the end of the calendar year. The accountant shall confine his report to matters germane to the Unit-Earned Contributions and the Trademark Profits, if any, payable under this Agreement and shall otherwise preserve SLT's confidences.

         5. Term. (a) This Agreement, subject to the provisions of Section 13, shall continue in effect to the later of the: (i) the date of expiration or extinction of the method patent referred to in Section 7(a); or (ii) ten (10) years from the date of execution of this Agreement (the "Term"). (b) SLT may elect by, written notice made within ninety (90) days after the occurrence in
Section 5(a)(i) or ninety (90) days before the occurrence in Section 5(a)(ii) to extend the Term to the date of expiration or extinction of the last of the Patent Rights to expire or become extinct.

         6. Sublicenses. SLT may grant written licenses in and to the Schuman Invention, and any Patent Rights deriving from the Schuman Invention, upon such terms as SLT may arrange, provided that:

                  (a) SLT shall include all sales of Schuman Tips by all licensees in SLT's statement to Schuman, as provided in Section 4(c) hereof, and pay Unit-Earned Contributions thereon to Schuman as though all such sales by licensees had in fact been made by SLT hereunder according to the schedule provided in Section 4(c); and

                  (b) Schuman Tips shall be considered as sold by such licensees when payment for the units is received by SLT from the licensee under the license agreement, or sixty (60) days from the date the licensee invoices for said units, whichever is sooner.

         7. Prosecution of Patent Rights.

                  (a) SLT will be responsible, and will bear all costs, for prosecuting a patent covering the method under Schuman Invention in the United States, and such other countries as SLT may in its discretion determine. Schuman will pass control of the prosecution of any extant subject patent applications over to SLT and SLT's counsel.

                  (b) It is understood that SLT's patent counsel may advise that in its judgment it is wise to abandon or otherwise retrench or curtail the patent prosecution for the Schuman handpiece in the continuation-in part 08/123,697 in order to have the best opportunity for a method patent on the Schuman Invention from the U.S. Patent and Trademark Office and possibly other registries. It is understood and agreed that SLT shall be permitted to act on such advice, notwithstanding that it may result that no patent may issue on the subject devices or methods.

                  (c) Up until, but not after, SLT's election under Section 4(d), SLT may in its discretion seek patent protection on other aspects of the Schuman Invention as well, and such aspects shall be considered Patent Rights hereunder. Expenses in connection with filing and prosecution thereof shall be paid by SLT.

                  (d) With respect to patent applications on patentable Improvements in Schuman Tips in the United States and in any foreign country, such patent applications shall be included in the Patent Rights.

         8. Communication of Know-How and Improvements. In furtherance of the collaboration envisioned under this Agreement:

                  (a) Schuman shall upon execution of this Agreement make available to SLT any and all Technical Information and/or Know-How now possessed by him or any person or persons employed or engaged by him or working on the Schuman Invention. If, during the Term of this Agreement, any additional Technical Information and/or Know-How is conceived, created or acquired by Schuman or any person or persons associated with him, Schuman shall make the same available to SLT within thirty (30) days thereafter.

                  (b) Schuman agrees that in the event that he should make any Improvements, he shall immediately communicate the same to SLT in writing, and SLT shall have the right to use such Improvements without increased financial obligation to AMERICA or Schuman.

                  (c) The trademarks of SLT are: SLT, the SLT Logo, Contact Laser, Wavelength Conversion, SLT FiberTact, FiberTact, ArthroProbe, Laserthermia, EndoProbe, Laserpro, and SmartSense. Schuman and AMERICA may not use the above trademarks unless SLT has approved the use, which approval shall not be unreasonably withheld. The patents of SLT, as filed and registered in the United States Patent and Trademark Office, are: 4,592,353; 4,693,244; 4,736,743; 4,785,805; 4,895,144; 4,895,145; 5,154,708; 5,221,279 and 5,380,318. Other
patents are pending before the U.S. Patent and Trademark Office.

         9. Confidentiality of Proprietary Information.

                  (a) The parties agree that each may have a proprietary interest in Technical Information and/or Know-How. The parties hereby covenant and agree to hold all Technical Information and/or Know-How in trust and confidence and further agree to refrain from disclosing in whole or in part any Technical Information and/or Know-How except as may be required for SLT to manufacture, market or commercially exploit the licensed products as contemplated herein. A party shall take all reasonable steps to safeguard the other party's Technical Information and/or Know-How so as to ensure that no unauthorized person shall have access to any of the Technical Information and/or Know-How, and that no person authorized to have access to any of the Technical Information and/or Know-How shall make any unauthorized copy of the Technical Information and/or Know-How.

                  (b) In explication of the undertakings in Section 9(a), Schuman shall treat technical and clinical testing, if any, of the Schuman Tips as Technical Information and/or Know-How.

                  (c) A party shall be released from the covenants and agreements made in Section 11(a) and 11(b) upon the first to occur of the following: (i) the publication of the Technical Information and/or Know-How in a letter patent, (ii) the publication of the Technical Information and/or Know-How made through the permission of disclosing party or its successors in interest,
(iii) the passage of two (2) years from the termination of this Agreement, or
(iv) the prior knowledge of the Technical Information and/or Know-How by any third party.

                  (d) The parties shall treat the financial terms of this Agreement as a matter of confidential information. Notwithstanding the foregoing sentence, a party shall not be precluded, in the reasonable exercise of its judgment or as a matter of regulatory or quasi-regulatory necessity, from disclosing such terms to governmental agencies or in its financial reports.

         10. Defense and Enforcement of the Invention.

                  (a) Neither Schuman nor AMERICA shall be obligated to defend or save harmless SLT against any suit, claim or demand on actual or alleged infringement of any patent or trademark or any unfair trade practice resulting from the exercise or use of any of the rights assigned hereunder. In the event that SLT shall become aware of any infringement of any patent arising out its performance under this Agreement, it shall notify Schuman.

                  (b) Up until but not after SLT's election under Section 4(d), SLT shall have sole discretion in matters relating to the enforcement of the Patent Rights. Schuman agrees to cooperate with SLT in any way necessary, but without expense to Schuman, in the prosecution of any action, suit or proceeding for infringement. SLT shall bear all costs of litigation. Any recoveries out of such enforcement shall first be allotted to recompensing SLT its legal costs and fees in enforcing the Patent Rights. Remaining recoveries shall then be considered a single sale for purposes of computing a Unit-Earned Contribution to Schuman or the Trademark Rights; after payment of such contribution or profit share, the balance of recoveries shall inure to SLT.



         11. Warranties.

                  (a) Schuman represents and warrants that he is the inventor and owner of the entire right, title and interest in and to said U.S. Patent 5,333,603 and U.S. Patent Application Nos. 07/841,053 and 08/1213,697, and all re-issues, continuations, continuations-in-part, and divisionals thereof, excepting the License in Exhibit A.

                  (b) SLT represents and warrants that it has the legal capacity to perform its undertakings under this Agreement.

         12. Indemnification.

                  (a) Each of the parties agrees to defend, indemnify and hold the other party harmless of, from and against any and all claims, demands, actions, judgments, damages, costs and expenses, including court costs and reasonable attorneys' fees, arising out of or relating to his or its misrepresentations of this Agreement.

                  (b) The indemnification provisions hereunder shall remain in force for as long as such third-party claims may be brought against any of the parties.

                  (c) Notwithstanding Section 12(a) and 12(b), provided Schuman maintains professional liability insurance in the amount of $250,000 per occurrence or $750,000 annual aggregate that covers the risks associated with Schuman's performance under this Agreement, and provided further that the misrepresentation is covered by the insurance, Schuman shall not be liable to SLT in an amount greater than $250,000 per occurrence or $750,000 annual aggregate. At SLT's request, Schuman shall provide evidence of such insurance coverage.

                  (d) The foregoing provisions of this Section 12 shall not limit a party's right to recover from the other party based on the other party's breach of this Agreement.

                  (e) IN NO EVENT SHALL A PARTY BE LIABLE TO ANOTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR ECONOMIC LOSS EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

         13. Termination Due to Default, Etc. In respect of the termination or expiration of this Agreement, the parties have agreed as follows:

                  (a) In the event that either SLT or Schuman, shall fail to perform any of its undertakings herein contained, the other party shall have the right, at its option and without prejudice to any other remedy which it may have by law, to terminate this Agreement by giving the party in default ninety (90) days notice in writing of its intention to terminate and specifying the default; provided that: (i) if the default is remedied within the first seventy-five (75) days after receipt of notice, or (ii) if, in the event that said remedy is not practicable with said seventy-five day period, a plan to remedy said default is begun within said seventy-five day period and consistently implemented to completion, said notification shall become ineffective, and this Agreement shall remain in full force and effect. Where however, a default is material and cannot be substantially cured or equitably redressed, either in cause or effect, then the Agreement shall terminate at the end of said ninety (90) day period. The foregoing in Section 13 (a) shall apply to AMERICA as well, but only with respect to its rights to receive a facility fee and its obligations to make its facility available. Thus, for example, AMERICA cannot terminate this Agreement if SLT should fail to pay Schuman a Unit Earned Contribution or Schuman's share of the Trademark Profits, if any.

                  (b) SLT shall be rebuttably presumed to have failed to perform its undertakings herein if:

                      (i) SLT voluntarily commences any bankruptcy, reorganization, debt arrangement or other case or proceeding under any state or federal bankruptcy or insolvency law or any dissolution or liquidation proceedings;

                      (ii) Any bankruptcy, reorganization, debt arrangement or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or insolvency proceeding, is involuntarily commenced against or in respect of SLT and either such case or proceeding is not dismissed within sixty (60) days of the commencement thereof, or an order for relief is entered therein; or

                      (iii) SLT makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due.

                  (c) SLT may, at its option, at any time after six years from the execution of this Agreement or, if earlier, after upholding by the Board of Patent Appeals of the denial of issuance of the method patent referred to in
Section 7(a) by the U.S. Patent and Trademark Office, terminate this Agreement upon giving at least ninety (90) days written notice to Schuman and AMERICA prior to the effective date of such termination.

                  (d) Upon such termination of this Agreement by SLT, each licensee of SLT hereunder shall become a licensee of Schuman with Schuman assuming the obligations and receiving the benefits theretofore assumed and received by SLT under each such license. Upon termination or expiration of this Agreement, all Patent Rights and rights in Schuman Trademark shall revert to Schuman.

                  (e) Termination of this Agreement for any reason shall not relieve SLT of its obligation to pay to Schuman and AMERICA all amounts accruing to Schuman or AMERICA prior to the effective date of such termination.



         14. Miscellaneous.

                  (a) Force Majeure. In the event that the performance by a party hereto of its obligations hereunder shall be interrupted or delayed by any occurrence not occasioned by the conduct of such party, whether such occurrence be an act of God or common enemy or governmental agency (e.g. FDA), or the result of war, riot, civil commotion or sovereign conduct, then the party whose performance is so delayed or interrupted shall be excused from such performance for such period of time as is reasonably necessary after the occurrence to remedy the effects thereof.

                  (b) Sales and Use Tax. SLT shall be solely responsible and liable for the payment of, or reimbursement to, Schuman with respect to, all personal property taxes, sales or use taxes, state and local privilege or excise taxes or assessments of any nature except income taxes applicable to Schuman based on, pursuant to or contemplated by this Agreement, or amounts in lieu thereof, which arise from, are based on or are contemplated by this Agreement whether or not such taxes or assessments are collected from SLT or Schuman.

                  (c) Notices. All notices for purposes under this Agreement shall be sent by registered mail and such notice shall be deemed to be properly served upon proof of posting by registered mail, when addressed in the case of Schuman to:

                            Daniel Schuman, M.D.
                            3790 King's Way
                            Boca Raton, Florida 33434

in the case of AMERICA to:

                            Medical Director
                            American Charitable Fund
                            9960 Central Park West (S)
                            Suite 300
                            Boca Raton, Florida 33428

                            PRIVATE and CONFIDENTIAL

and in the case of SLT to:

                          Executive Vice President and
                          Chief Operating Officer
                          SURGICAL LASER TECHNOLOGIES, INC.
                          200 Cresson Boulevard
                          Oaks, PA  19456

or to such other address as a party shall designate in writing to the other party.

                  (d) Assignability. Schuman shall not assign to any third party competitor of SLT any rights which Schuman may have under this Agreement unless his assignee then has, or concurrently acquires, SLT's rights and obligations; nor shall Schuman, without the written consent of SLT, assign his rights under this Agreement to any third party competitor of SLT which is not then the owner of all Patent Rights under which SLT is granted an assignment by this Agreement. However, Schuman shall be free to assign his rights under this Agreement to a nominee (including a trust for family estate planning purposes) that is not a competitor of SLT. SLT shall have the right to assign this Agreement to the successor or transferee of all or substantially all of that portion of its business to which this Agreement applies, provided the written consent of Schuman shall be obtained, which consent shall not be unreasonably withheld.

                  (e) No Agency. No party shall be deemed to be the agent or partner of the other. The parties to this Agreement are independent of each other. Notwithstanding the foregoing, Schuman and SLT recognize that the Trademark Profits, if any, may have to be accounted for under a partnership for income tax purposes.

                  (f) Injunctive Relief. In the event of a breach of the foregoing provisions, the non-breaching party shall be entitled to equitable and injunctive relief in addition to any other available remedies.

                  (g) Governing Law. This Agreement is to be construed and to take effect as an agreement made in the Commonwealth of Pennsylvania, United States of America, in accordance with the laws of that State. The parties hereby submit to the jurisdiction of the courts of that State.

                  (h) Severability. In the event that any provision, term, condition or object of this Agreement is in conflict with any law, measure, ruling, court judgment (by consent or otherwise) or regulation of the government of the United States of America or other country, or any department thereof, and the legal counsel of either party shall advise that in its considered opinion such conflict, or a reasonable possibility of such conflict exists, then either party may propose to the other party appropriate modifications of this Agreement to avoid such conflict; provided, however, that no modification shall in any event be made which diminishes from the assignment granted to SLT or the payments due to Schuman and AMERICA hereunder.

                  (i) Amendments, Waivers. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such or other right, power or remedy.

                  (j) Whole Agreement. This Agreement contains all of the understandings, representations, warranties and obligations among Schuman, AMERICA and SLT to the subject matter hereof, and no party shall be bound by any prior agreement, oral or in writing, or by any representations, conditions, definitions, or warranties with respect to the subject matter of this Agreement other than as expressly provided herein or as otherwise expressly noted elsewhere

         IN WITNESS WHEREOF each of the parties hereto has executed this Agreement, in duplicate, as of the date first above written.

                                                     Daniel Schuman, M.D.


     March 13, 1995                         By:  /s/ Daniel M. Schuman, M.D.
- -----------------------                          ----------------------------
          Date                                       Daniel M. Schuman, M.D.



                                                     The AMERICA Charitable Fund

      March 12, 1995                         By:  /s/ Daniel M. Schuman, M.D.
- -----------------------                          ----------------------------
         Date                                        Daniel M. Schuman, M.D.
                                                     Medical Director



                                               Surgical Laser Technologies, Inc.

     March 7, 1995                          By:  /s/ Terry A. Fuller
- -----------------------                          ----------------------------
            Date                                    Terry A. Fuller, Ph.D.
                                                    Executive Vice President and
                                                    Chief Operating Officer





                                    EXHIBIT A

                    Previous Divestiture of Schuman Invention




                                    EXHIBIT B


                               FORM of ASSIGNMENT


         WHEREAS, Daniel Schuman, M.D., a citizens of the United States of America with post office address of 3790 King's Way, Boca Raton, FL 33434 hereinafter generally referred to as "ASSIGNOR", have invented a certain new and useful invention known as the Schuman Invention for which we have executed applications for Letters Patent of the United States for Serial No. 07/841,053 with filing date of February 25, 1992, now abandined, CIP Serial No. 08/088,247 with filing date of July 7, 1993 and, FWC Serial No. 08/123,697 with filing date of September 17, 1993, and


         WHEREAS, Surgical Laser Technologies, Inc., a Delaware corporation having a place of business at 200 Cresson Blvd., Oaks, PA 19456, hereinafter generally referred to as "ASSIGNEE", is desirous of acquiring said invention and said application for Letters Patent,


         NOW, THEREFORE, in consideration of the sum of One Dollar and other good and valuable executed consideration, the full receipt and sufficiency of all of which are hereby acknowledged, and intending to be legally bound hereby, I, the undersigned ASSIGNOR, hereby agree to sell, assign, transfer and convey and by these presents do sell, assign, transfer and convey unto the above-named ASSIGNEE, the whole and entire right, title and interest in and to said inventions as described in the above applications for Letters Patent, for the territory of the United States and its possessions and territories and all foreign countries, and in and to the above applications for Letters Patent and any and all United States Letters Patent which may be granted on said applications and all United States and foreign Letters Patent which may be granted on said invention including divisions, reissues and continuations;


said invention, applications and Letters Patent to be held and enjoyed by the above-named ASSIGNEE, for ASSIGNEE's own use and behalf, and for ASSIGNEE's legal representatives and assigns to the full end of the term or terms for which said Letters Patent may be granted, as fully and entirely as the same would have been held by the undersigned ASSIGNOR had this assignment and sale not been made; and for the aforesaid consideration ASSIGNOR hereby covenants, agrees and undertakes to execute, whenever requested by the above-named ASSIGNEE, all patent applications, assignments, lawful oaths and any other papers which ASSIGNEE may deem necessary or desirable for securing to ASSIGNEE or for maintaining for ASSIGNEE all the Letters Patent and applications thereto hereby assigned or agreed to be assigned; all without further compensation to the undersigned ASSIGNOR.

                                            /s/ Daniel M. Schuman         (L.S.)
                                            ------------------------------
                                                 Daniel Schuman, M.D.


State of Florida           :
                                    ss
County of Palm Beach       :


         Before me, a notary public, in and for the State of Florida, County as aforesaid, on this _____ day of March 1995 personally appeared Daniel Schuman, M.D. who being to me personally known, and who having first executed the foregoing instrument in my presence and having been by me first duly sworn, did acknowledge the foregoing instrument as his free deed and act, signed, sealed and delivered by him for the purpose therein stated and intending to be legally bound thereby and intending that said instrument be recorded.

                                          --------------------------------
                                          Notary Public




                                   ASSIGNMENT


         WHEREAS, Daniel Schuman, M.D., a citizens of the United States of America with post office address of 3790 King's Way, Boca Raton, FL 33434 hereinafter generally referred to as "ASSIGNOR", have invented a certain new and useful invention known as the Schuman Invention for which we have executed applications for Letters Patent of the United States for Serial No. 07/841,053 with filing date of February 25, 1992, now abandined, CIP Serial No. 08/088,247 with filing date of July 7, 1993 and, FWC Serial No. 08/123,697 with filing date of September 17, 1993, and


         WHEREAS, Surgical Laser Technologies, Inc., a Delaware corporation having a place of business at 200 Cresson Blvd., Oaks, PA 19456, hereinafter generally referred to as "ASSIGNEE", is desirous of acquiring said invention and said application for Letters Patent,


         NOW, THEREFORE, in consideration of the sum of One Dollar and other good and valuable executed consideration, the full receipt and sufficiency of all of which are hereby acknowledged, and intending to be legally bound hereby, I, the undersigned ASSIGNOR, hereby agree to sell, assign, transfer and convey and by these presents do sell, assign, transfer and convey unto the above-named ASSIGNEE, the whole and entire right, title and interest in and to said inventions as described in the above applications for Letters Patent, for the territory of the United States and its possessions and territories and all foreign countries, and in and to the above applications for Letters Patent and any and all United States Letters Patent which may be granted on said applications and all United States and foreign Letters Patent which may be granted on said invention including divisions, reissues and continuations;


said invention, applications and Letters Patent to be held and enjoyed by the above-named ASSIGNEE, for ASSIGNEE's own use and behalf, and for ASSIGNEE's legal representatives and assigns to the full end of the term or terms for which said Letters Patent may be granted, as fully and entirely as the same would have been held by the undersigned ASSIGNOR had this assignment and sale not been made; and for the aforesaid consideration ASSIGNOR hereby covenants, agrees and undertakes to execute, whenever requested by the above-named ASSIGNEE, all patent applications, assignments, lawful oaths and any other papers which ASSIGNEE may deem necessary or desirable for securing to ASSIGNEE or for maintaining for ASSIGNEE all the Letters Patent and applications thereto hereby assigned or agreed to be assigned; all without further compensation to the undersigned ASSIGNOR.


                                            /s/ Daniel M. Schuman        (L.S.)
                                            -----------------------------------
                                            Daniel M. Schuman, M.D.


State of Florida           :
                                    ss
County of Palm Beach       :


         Before me, a notary public, in and for the State of Florida, County as aforesaid, on this 13th day of March 1995 personally appeared Daniel Schuman, M.D. who being to me personally known, and who having first executed the foregoing instrument in my presence and having been by me first duly sworn, did acknowledge the foregoing instrument as his free deed and act, signed, sealed and delivered by him for the purpose therein stated and intending to be legally bound thereby and intending that said instrument be recorded.

                                             /s/ Teresa J. Mindel
                                             --------------------------------
                                             Notary Public